EXHIBIT 10.31

Amended and Restated Promissory Note

$50,000,000.00	May 23, 2013

FOR VALUE RECEIVED, Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Opportunity OP”), RRE Westhollow Holdings, LLC, a Delaware limited liability company (“Westhollow”) and RRE Bristol Holdings LLC, a Delaware limited liability company (“Bristol” and together with Opportunity OP and Westhollow, individually and collectively, “Borrower”) hereby, promise to pay to the order of Bank of America, N.A., a national banking association, together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 100 North Tryon Street, Mailcode: NC1-007-11-15, Charlotte, NC 28255, the principal sum of Fifty Million and No/100 Dollars ($50,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

This Amended and Restated Promissory Note (this “Note”) amends and restates, and is in substitution and replacement for, but not in payment of, the Promissory Note dated December 2, 2011 from Opportunity OP, as amended by that certain First Allonge to Promissory Note, dated January 31, 2012, between Opportunity OP, Westhollow, RRE Crestwood Holdings, LLC, a Delaware limited liability company (“Crestwood” and together with the Borrower, collectively, the “Original Borrower”) and Lender, as further amended by that certain Second Allonge to Promissory Note, dated June 5, 2012 but with an effective date of June 11, 2012 by and among the Original Borrowers and the Lender (collectively, the “Prior Note”) issued to Lender under the Loan Agreement (as hereinafter defined). The indebtedness evidenced by the Prior Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement, extinguishment, cancellation or novation of the Prior Note, or release, extinguish, cancel, impair or otherwise adversely affect any lien, mortgage, or security interest securing such indebtedness or any rights of the Lender against any party. All amounts outstanding under the Prior Note shall be automatically transferred to, and shall be deemed to be outstanding under this Amended and Restated Promissory Note.

Section 1 Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the first day of each month commencing on June 1, 2013. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on May 23, 2017 (the “Maturity Date”), the final maturity of this Note.

Section 1A First Extension Option. Lender shall grant a request by Borrower to extend the Maturity Date of this Note to May 23, 2018 (the “First Extended Maturity Date”) (“the First Extension”), upon and subject to the following terms and conditions:

(a) Basic Conditions. Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the extension of the Maturity Date to the First Extended Maturity Date (such extension being returned to as the “First Extension”), if at all, by written notice to Lender not more than 180 days, and not less than 45 days, prior to the Maturity Date.

(ii) At the time of the request of the First Extension and at the Maturity Date, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii) Current financial statements regarding Borrower and each Guarantor (as defined in the Loan Agreement) (dated not earlier than forty five (45) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, each Guarantor and each Eligible Property which is part of the Collateral Pool, shall have been submitted promptly to Lender, and there shall not have occurred, in the opinion of Lender, in the exercise of its sole discretion, any material adverse change in the business or financial condition of Borrower or any Guarantor or any Eligible Property which is part of the Collateral Pool or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on December 2, 2011 as to Opportunity OP and as to each of Westhollow, Crestwood and Bristol and from that which existed on the date that the Eligible Properties owned by each Borrower become that of the Collateral Pool.

(iv) Whether or not the First Extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed First Extension (pre- and post-closing), including without limitation, appraisal fees, environmental audit and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the First Extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(v) All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii) Not later than the Maturity Date, (A) the First Extension shall have been consented to and documented to Lender’s satisfaction by each Borrower, Guarantor and Lender; (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to 20 basis points of the sum of (I) the outstanding principal balance of the Note plus (II) the undisbursed amount of the Loan budgeted by Lender and Borrower to be advanced with respect to any and all Eligible Properties which are part of the Collateral Pool.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the First Extension shall not be or become effective.

(b) Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term of this Note, as extended by the First Extension except that there should be no further extension except as provided for in Section 1B below.

Section 1B Second Extension Option. In the event the Maturity Date is extended to the First Extended Maturity Date pursuant to Section 1A above, Lender shall grant a request by Borrower to extend the First Extended Maturity Date of this Note to May 23, 2019 (the “Second Extended Maturity Date”), upon and subject to the following terms and conditions:

(b) Basic Conditions. Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the extension of the First Extended Maturity Date to the Second Extended Maturity Date (such extension being referred to as the “Second Extension”), if at all, by written notice to Lender not more than 180 days, and not less than 45 days, prior to the First Extended Maturity Date.

(ii) At the time of the request of the Second Extension, and at the First Extended Maturity Date, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii) Current financial statements regarding Borrower and each Guarantor (as defined in the Loan Agreement) (dated not earlier than forty five (45) days prior to the request for the Second Extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, each Guarantor and each Eligible Property which is part of the Collateral Pool, shall have been submitted promptly to Lender, and there shall not have occurred, in the opinion of Lender, in the exercise of its sole discretion, any material adverse change in the business or financial condition of Borrower or any Guarantor or any Eligible Property which is part of the Collateral Pool or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on December 2, 2011 as to Opportunity OP and as to each of Westhollow and Bristol and from that which existed on the date that the Eligible Properties owned by each Borrower become that of the Collateral Pool.

(iv) Whether or not the Second Extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed Second Extension (pre- and post-closing), including without limitation, appraisal fees, environmental audit and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the Second Extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed Second Extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(v) All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the Second Extension.

(vii) Not later than the First Extended Maturity Date, (A) the Second Extension shall have been consented to and documented to Lender’s satisfaction by each Borrower, Guarantor and Lender; (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to 20 basis points of the sum of (I) the outstanding principal balance of the Note plus (II) the undisbursed amount of the Loan budgeted by Lender and Borrower to be advanced with respect to any and all Eligible Properties which are part of the Collateral Pool.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the Second Extension shall not be or become effective.

(b) Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the term of this Note, as extended by the Second Extension except there shall be no further extensions.

Section 2 Security; Loan Documents. This Note is entered into pursuant to the terms of that certain Loan Agreement dated December 2, 2011 by and among Borrowers and Lender (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”). The security for this Note, from time to time, includes any and all “Mortgages” (as that term is defined in the Loan Agreement). This Note, the Mortgages, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 3 Interest Rate.

(a) BBA LIBOR Daily Floating Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum (the Floating Rate”) equal to the BBA LIBOR Daily Floating Rate for that day plus Three Hundred (300) basis points per annum. The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers’ Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b) Alternative Rates. Lender may notify Borrower if the BBA LIBOR Daily Floating rate is not available for any reason, or if Lender determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that any applicable Law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate. If Lender so notifies Borrower, then interest shall accrue and be payable on the unpaid principal balance of this Note at a fluctuating rate of interest equal to the Prime Rate of Lender, from the date of such notification by Lender until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise), whichever is earlier to occur. The term “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Lender as its “prime rate.” Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Lender may make various business or other loans at rates of interest having no relationship to such rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate. If Lender (including any subsequent holder of this Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

(c) Default Rate. After the occurrence and during the continuance of an Event of Default, the Lender, in the Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by three hundred (300) basis points above the rate of interest otherwise applicable (“Default Rate”), independent of whether the Lender elects to accelerate the outstanding principal balance of this Note. Notwithstanding the provisions of 42 Pa. C.S.A. §8101 to the contrary, the Default Rate shall apply to all sums outstanding under the Loan after the occurrence and during the continuance of an Event of Default, and also after entry of a judgment or judgments against Borrower (whether by confession of judgment under a warrant of attorney, in a mortgage foreclosure action or otherwise), and whether or not any event described in Section 6.10 of the Loan Agreement has occurred. Said judgment(s) shall bear interest at the Default Rate until satisfied in full.

Section 4 Prepayment.

(a) Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (i) Lender shall have actually received from Borrower prior written notice of (A) Borrower’s intent to prepay, (B) the amount of principal which will be prepaid (the “Prepaid Principal”), (C) the date on which the prepayment will be made; and (D) the Collateral Pool Certificate in accordance with Article II of the Loan Agreement (ii) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any termination fee, breakage fee or other early payment penalty payable in connection with any Swap Contract (as defined in the Loan Agreement), plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.

(b) The terms of Section 8.20 of the Loan Agreement regarding the release of an Eligible Property which is part of the Collateral Pool are incorporated into this Section 4.

(c) The terms of Section 2.1(a)(ii) of the Loan Agreement regarding the Loan being a revolving credit facility are incorporated in to this Section.

Section 5 Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a) Borrower fails to pay as and when first due and payable any amount payable by Borrower to Lender under the terms of this Note and such failure continues uncured for ten (10) days after the date such amount is first due and payable, except no such ten (10) day cure period shall be applicable at the maturity of this Note, whether such maturity is the scheduled Maturity Date or Extended Maturity Date, if applicable, or by earlier acceleration.

(b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period.

(c) An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 8 Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c) Lender may foreclose any liens or security interests securing payment hereof.

(d) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 9 Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy, including but not limited to the right to accelerate the maturity of this Note, shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

Section 10 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 11 Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household, or agricultural purposes.

Section 12 WAIVER OF JURY TRIAL. BORROWER, AND LENDER BY ITS ACCEPTANCE OF THIS NOTE, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND EACH OF BORROWER AND LENDER HEREBY REPRESENTS THAT NO

REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH OF BORROWER AND LENDER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 13 CONFESSION OF JUDGMENT. BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT (AS SUCH TERM IS DEFINED IN THIS NOTE), TO WAIVE ISSUANCE AND SERVICE OF PROCESS AND ALL OTHER NOTICE AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF LENDER, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(a) THE UNPAID PRINCIPAL SUM EVIDENCED BY THIS NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST THEREON, WHETHER BASIC INTEREST, DEFAULT INTEREST AT THE “DEFAULT RATE,” OR BOTH, AS HEREIN PROVIDED;

(b) ALL OTHER SUMS AS ARE DUE AND PAYABLE TO LENDER UNDER THE TERMS OF THIS NOTE OR UNDER THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, WHETHER BY ACCELERATION OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ALL PREPAYMENT PREMIUMS PAYABLE UNDER THIS NOTE;

(c) THE AGGREGATE OF ALL SUMS EXPENDED BY LENDER AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (i) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE ELIGIBLE PROPERTIES, (ii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE MORTGAGED PROPERTY, OR ANY OF THEM, INCLUDING WITHOUT LIMITATION, ALL SUMS ADVANCED OR EXPENDED FOR THE ERECTION, CONSTRUCTION, ALTERATION OR REPAIR OF IMPROVEMENTS CONSTITUTING PART OF THE MORTGAGED PROPERTY, TO PRESERVE, RESTORE AND MAINTAIN THE ELIGIBLE PROPERTY, TO PAY REAL ESTATE TAXES, TO PAY INSURANCE PREMIUMS OF ANY NATURE BENEFITTING OR RELATING TO THE PROPERTY, TO PAY CONDOMINIUM, CO-OPERATIVE, RECIPROCAL EASEMENT OBLIGATIONS, RESTRICTIVE COVENANT MAINTENANCE OBLIGATIONS, AND OTHER SIMILAR FEES AND CHARGES, AND TO PAY ANY OTHER LIENABLE EXPENSES CHARGEABLE AGAINST THE MORTGAGED PROPERTY, OR ANY OF THEM, (iii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF ANY OR ALL OF THE MORTGAGES ON THE MORTGAGED PROPERTY, OR ANY OF THEM, AND/OR (iv) DUE TO AN EVENT OF DEFAULT UNDER THIS NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; AND

(d) THE COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES, BUT NOT LESS THAN $25,000, WHICH ATTORNEY’S FEES SHALL BE ENTERED, ALLOWED, AND PAID AS PART OF SAID JUDGMENT, WITH RELEASE OF ALL ERRORS AND WAIVER OF ALL RIGHT OF APPEAL, AND ON WHICH JUDGMENT LENDER MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND ALL EXEMPTION FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS

EXEMPT UNDER ANY ACT OF THE COMMONWEALTH OF PENNSYLVANIA AND/OR ANY OTHER STATE WHEREIN THE JUDGMENT IS ENTERED OR TO WHICH THE JUDGMENT IS TRANSFERRED. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT UNTIL THIS NOTE AND ALL SUMS DUE HEREUNDER SHALL BE PAID IN FULL, AND BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS HEREUNDER AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AUTHORIZES LENDER TO RE-ASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS LENDER DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED HEREUNDER SHALL INCLUDE ALL SUMS LISTED UNDER SUBPARAGRAPHS (A) THROUGH (D) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANT OF ATTORNEY.

Section 14 Service of Process. Each Borrower hereby irrevocably designates and appoints Steven R. Saltzman of Resource Real Estate, Inc., as each such Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the Commonwealth of Pennsylvania. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Pennsylvania satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent, if any, hereinabove designated] and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction in which an Eligible Property which is part of the Collateral Pool is located, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 15 Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 16 General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania for the enforcement of any and all obligations under this Note and the other Loan Documents, except with respect to any of the Mortgages which shall be enforced in the jurisdiction where the Eligible Property encumbered thereby is situated; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 17 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 18 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 19 Joint and Several Liability.

(a) As used in this Section 19 and Section 20, the term “Co-Borrower” shall mean each Borrower and any other Person who becomes a “Borrower” (as defined in the Loan Agreement) in the future pursuant to the Loan Agreement.

(b) Each Co-Borrower agrees that, subject to and as limited pursuant to Section 20 below, it is jointly and severally liable to Lender for the payment of all obligations arising under this Note and the other Loan Documents, and that such liability is independent of the obligations of the other Co-Borrowers. Lender may bring an action against any Co-Borrower, whether an action is brought against the other Co-Borrowers.

(c) Each Co-Borrower agrees that any release which may be given by Lender to the other Co-Borrowers or any Guarantor will not release such Co-Borrower from its obligations under this Note or any of the other Loan Documents.

(d) Each Co-Borrower waives any right to assert against Lender any defense, setoff, counterclaim or claim that such Co-Borrower may have against the other Co-Borrowers or any other party liable to Lender for the obligations of the Co-Borrowers under this Note or any of the other Loan Documents.

(e) Each Co-Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Co-Borrowers and of all circumstances which bear upon the risk of nonpayment, including, without limitation, the condition of each and all of the Eligible Properties. Each Co-Borrower waives any right it may have to require Lender to disclose to such Co-Borrower any information that Lender may now or hereafter acquire concerning the financial condition of the other Co-Borrowers.

(f) Each Co-Borrower waives all rights to notices of default or nonperformance by any other Co-Borrower under this Note and the other Loan Documents. Each Co-Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Co-Borrower.

(g) Co-Borrowers represent and warrant to Lender that each will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Note and the other Loan Documents. Co-Borrowers agree that Lender will not be required to inquire as to the disposition by any Co-Borrower of funds disbursed in accordance with the terms of this Note or any of the other Loan Documents.

(h) Until all obligations of Co-Borrowers to Lender under this Note and the other Loan Documents have been paid in full, each Co-Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, that such Co-Borrower may now or hereafter have against any other Co-Borrower with respect to the indebtedness incurred under this Note or any of the other Loan Documents. Each Co-Borrower waives any right to enforce any remedy which Lender now has or may hereafter have against any other Co-Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

(i) Each Co-Borrower hereby waives any election of remedies by Lender that impairs any subrogation or other right of such Co-Borrower to proceed against any other Co-Borrower or other person, including any loss of rights resulting from any applicable anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies.

Section 20. Limitation of Liability.

(a) The liability of Resource Real Estate Opportunity OP, LP is limited as provided for in Section 4.26 of the Loan Agreement, the terms of which are hereby incorporated by this reference.

(b) The liability of each Co-Borrower who is an owner of an Eligible Property which is part of or added to the Collateral Pool for the unpaid principal amount due and payable under this Note shall be limited as provided for in Section 4.27 of the Loan Agreement, the terms of which are hereby incorporated by this reference.

(c) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Co-Borrower hereunder shall in no event exceed the amount which under applicable federal and state laws relate to the insolvency of debtors.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER ACKNOWLEDGES THAT THIS NOTE CONTAINS AN AUTHORIZATION TO CONFESS JUDGMENT, THAT IT HAS CONSULTED LEGAL COUNSEL WITH RESPECT THERETO (OR KNOWINGLY WAIVED ITS RIGHT TO DO SO), AND THAT IT UNDERSTANDS THAT THE EXERCISE BY LENDER OF THE CONFESSION WILL RESULT IN THE ENTRY OF JUDGMENT AGAINST BORROWER AND THE SALE OR ATTACHMENT OF, OR EXECUTION UPON BORROWER’S PROPERTY (INCLUDING WITHOUT LIMITATION PERSONAL PROPERTY AND REAL PROPERTY) WITHOUT PRIOR NOTICE OR THE OPPORTUNITY FOR A HEARING.

[Remainder of Page Intentionally Left Blank]

[Signature Page 1 of 1 to Amended and Restated Promissory Note]

IN WITNESS WHEREOF, intending to be legally bound hereby, Borrower has duly executed this Note under seal as of the date first above written.

BORROWER:

RESOURCE REAL ESTATE OPPORTUNITY OP, LP

	By:	Resource Real Estate Opportunity
REIT, Inc., its sole General Partner

		By:	/s/ Alan F. Feldman	(SEAL)
		Name:	Alan F. Feldman
		Title:	Chief Executive Officer and Director

RRE WESTHOLLOW HOLDINGS, LLC, a Delaware limited liability company

By:	Resource Real Estate Opportunity OP, LP, its sole member

	By:	Resource Real Estate Opportunity REIT, Inc., its general partner

		By:	/s/ Alan F. Feldman	(SEAL)
		Name:	Alan F. Feldman
		Title:	Chief Executive Officer and Director

RRE BRISTOL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Authorized Signatory			(SEAL)
Name:
Title: